EXHIBIT 10.6
EQUITY GRANT PROGRAM
FOR
NONEMPLOYEE DIRECTORS UNDER THE
OUTERWALL INC.
2011 INCENTIVE PLAN

(Effective as of June 1, 2011)
(Revised to reflect name change as of June 27, 2013)
(Amended October 16, 2013, effective January 1, 2014)

The following provisions set forth the terms of the equity grant program (the "Program") for nonemployee directors of Outerwall Inc. (the "Company") under the Company’s 2011 Incentive Plan (the "Plan"). The following terms are intended to supplement, not alter or change, the provisions of the Plan, and in the event of any inconsistency between the terms contained herein and in the Plan, the Plan shall govern. All capitalized terms that are not defined herein shall be as defined in the Plan.

1.	Eligibility

Each director of the Company elected or appointed to the Board who is not otherwise an employee of the Company or of any Related Company (a "Nonemployee Director") shall be eligible to receive Restricted Stock grants (individually, a "Restricted Stock Grant") under the Plan, as discussed below.

2.	Restricted Stock Awards

a.	Grant of Restricted Stock

i.	Annual Restricted Stock Grant

Immediately following each Annual Meeting of Stockholders, each Board member who is then a Nonemployee Director shall automatically be granted a Restricted Stock Grant (the "Annual Restricted Stock Grant"), as follows:

(1) the Chairman of the Board, if he or she is a Nonemployee Director, shall automatically be granted an Annual Restricted Stock Grant with a value of $160,000, based on the Fair Market Value of the Common Stock on the date of grant, with any fractional share rounded down to the nearest whole share, on the terms and conditions set forth herein; and

(2) each other Nonemployee Director shall automatically be granted an Annual Restricted Stock Grant with a value of $110,000, based on the Fair Market Value of the Common Stock on the date of grant, with any fractional share rounded down to the nearest whole share, on the terms and conditions set forth herein.

ii.	Prorated Restricted Stock Grant

Beginning after the 2011 Annual Meeting of Stockholders, upon a Nonemployee Director’s initial election or appointment to the Board on a date other than the date of an Annual Meeting of Stockholders, each such Nonemployee Director shall automatically be granted a prorated Annual Restricted Stock Grant (a "Prorated Restricted Stock Grant"), based on the number of full calendar months between the date of initial election or appointment and the date of the first anniversary of the then last Annual Meeting of Stockholders.

b.	Vesting of Restricted Stock

Each Annual Restricted Stock Grant shall fully vest and no longer be subject to forfeiture to the Company on the first anniversary of the date of grant.

Each Prorated Restricted Stock Grant shall fully vest and no longer be subject to forfeiture to the Company on the first anniversary of the date of grant for the then last Annual Restricted Stock Grant granted hereunder.

In the event of a Nonemployee Director’s Termination of Service prior to vesting of a Restricted Stock Grant, the shares subject to such unvested Restricted Stock Grant will be forfeited to the Company.

3.	Effect of a Change of Control

In the event of a Change of Control, all restrictions or forfeiture provisions applicable to each outstanding Restricted Stock Grant granted hereunder shall lapse, immediately prior to the Change of Control and shall terminate at the effective time of the Change of Control.

4.	Amendment

The Compensation Committee may amend the provisions contained herein in such respects as it deems advisable. Any such amendment shall not, without the consent of the Nonemployee Director, impair or diminish any rights of a Nonemployee Director under an outstanding award.

5.	Effective Date

The Program shall become effective upon adoption by the Compensation Committee. The Compensation Committee may terminate the Program or any portion of the Program at any time.

Provisions of the Plan (including any amendments) that are not discussed above, to the extent applicable to Nonemployee Directors, shall continue to govern the terms and conditions of any grants to Nonemployee Directors under the Program.